Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 5, 2008, is entered into among (1) PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”), (2) the several banks and other lenders from time to time parties to this Amendment (the “Lenders”) and (3) UNION BANK OF CALIFORNIA, N.A. (“Union Bank”), as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.           The Borrower, the Lenders and the Agent entered into that certain Credit Agreement dated as of November 14, 2006, as amended by that certain First Amendment to Credit Agreement dated as of July 8, 2008 and by that certain Second Amendment to Credit Agreement dated as of September 9, 2008 (as so amended, the “Credit Agreement”).  Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Credit Agreement.

B.           The Borrower has requested that the Lenders increase the existing Aggregate Revolving Loan Commitment of $20,000,000 to a total amount of $25,000,000, and amend certain provisions of the Credit Agreement in connection therewith.  The Lenders have agreed to such requests and are entering into this Amendment to fulfill such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a) The Revolving Loan Commitment amount of Union Bank listed on the signature pages to the Credit Agreement is hereby increased from “$20,000,000” to “$25,000,000.”

(b) In the definition of “EBITDA” contained in Section 1.1, clause (g) is amended in its entirety to read as follows:  “(g) all other non-cash charges (including, for the avoidance of doubt, all non-cash stock compensation expenses) of Borrower and its Subsidiaries for that period plus”.

(c) Section 6.1(a) is amended in its entirety to read as follows:

(a)  Total Leverage Ratio.  Permit the Total Leverage Ratio, as of the end of any fiscal quarter set forth below, to be greater than the ratio set forth opposite such period:

Quarter	Ratio

January 1, 2007 to and including December 31, 2007	2.00:1

January 1, 2008 to and including December 31, 2009	1.75:1

January 1, 2010 and thereafter	1.50:1

(d) Section 6.1(c) is amended in its entirety to read as follows:

(c)  Minimum Tangible Net Worth.  Permit Tangible Net Worth of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of any fiscal quarter, to be less than the amount set forth below opposite such period:

Quarter	Amount

July 1, 2008 to and including September 30, 2008	$2,000,000

October 1, 2008 to and including December 31, 2008	$4,700,000

January 1, 2009 to and including March 31, 2009	$6,700,000

April 1, 2009 to and including June 30, 2009	$8,700,000

July 1, 2009 to and including September 30, 2009	$10,700,000

October 1, 2009 to and including December 31, 2009	$13,000,000

January 1, 2010 and thereafter	$14,000,000

(e) Section 6.6(iv) is amended in its entirety to read as follows:

(iv)    the Borrower may directly purchase, make Restricted Payments to Pledgor to permit Pledgor to repurchase shares of the Pledgor’s publicly traded common stock from time to time so long as (1) no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would occur as a consequence of such Restricted Payment; (2) the aggregate amount of Restricted Payments made to repurchase shares of the Pledgor's publicly traded common stock over the period since November 14, 2006 shall not exceed $12,000,000 and (3) immediately after giving effect to any such Restricted Payment, the aggregate Available Revolving Loan Commitment shall be at least $6,250,000.

(f) The address for notices for UBOC, in its capacity as the Agent and as a Lender, is amended to read as follows:

Union Bank of California, N.A.
17800 Castleton Street
City of Industry, CA  91748
Attention:  Stephen W. Dunne
Telephone:  (626) 810-6561
Facsimile:  (626) 810-6558

SECTION 2. Conditions Precedent.  This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following, in each case in form and substance reasonably satisfactory to the Agent:

(a) this Amendment, duly executed by the Borrower and the Lenders;

(b) a consent to this Amendment, substantially in the form of Exhibit A hereto;

(c) a Revolving Note, duly executed by the Borrower in favor of UBOC, in form and substance acceptable to the Agent and reflecting UBOC’s increased Revolving Loan Commitment;

(d) resolutions of the board of directors, or similar authorizing body, of the Borrower, authorizing this Amendment, certified by an appropriate officer of the Borrower;

(e) receipt by the Agent of an amendment fee in the amount of $12,500, in immediately available funds (it being agreed that such fee shall be deemed earned in full upon execution of this Amendment by the Lenders and shall be nonrefundable, notwithstanding any subsequent termination of the Agreement or otherwise); and

(f) such other approvals, opinions, evidence and documents as any Lender, through the Agent, may reasonably request; and the Agent’s reasonable satisfaction as to all legal matters incident to this Amendment.

SECTION 3. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents, each of which is hereby reaffirmed.

SECTION 4. Representations and Warranties.

  The Borrower represents and warrants, for the benefit of the Lenders and the Agent, as follows:  (i) it has all requisite power and authority under applicable law and under its Organic Documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (iv) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement, as amended hereby, will not (a) violate or contravene any Requirement of Law, (b) result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which it or any of its property may be bound or (c) result in or require the creation of any Lien upon or with respect to any of its properties, whether such properties are now owned or hereafter acquired, except such as are permitted under the Credit Agreement; (v) the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects on and as of the date of this Amendment as though made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were true, correct and complete on and as of such earlier date; and (vi) no Default has occurred and is continuing.

SECTION 5. Execution in Counterparts.

  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law.

  This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without reference to its choice of law rules).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PHYSICIANS FORMULA, INC., a New York corporation

By:	/s/ Joseph Jaeger
Name:	Joseph Jaeger
Title:	Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Agent and as sole Lender

By:	/s/ Stephen W. Dunne
Name:	Stephen W. Dunne
Title:	Vice President

EXHIBIT A

GUARANTORS’ CONSENT

Each of the undersigned is a “Guarantor” under that certain Pledgor Guarantee dated as of November 14, 2006 or that certain Subsidiary Guarantee dated as of November 14, 2006 (each a “Guarantee”) made by the undersigned in favor of Union Bank of California, N.A., as administrative agent (the “Agent”) for the lenders from time to time party to that certain Credit Agreement dated as of November 14, 2006 among PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”), such lenders and the Agent, as amended by that certain First Amendment to Credit Agreement dated as of July 8, 2008 and by that certain Second Amendment to Credit Agreement dated as of September 9, 2008 (as so amended, the “Credit Agreement”).

In connection herewith, the Credit Agreement is being amended by that certain Third Amendment to Credit Agreement dated as of even date herewith (the “Amendment”).  Each Guarantor hereby acknowledges that it has received a copy of the Amendment.  Each Guarantor hereby consents to the Amendment, and hereby confirms and agrees that the Guarantee to which it is a party is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in such Guarantee to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the Amendment.

Dated: December __, 2008

PHYSICIANS FORMULA HOLDINGS INC., a Delaware corporation

By:
Name:	Joseph Jaeger
Title:	Chief Financial Officer

PHYSICIANS FORMULA COSMETICS INC., a Delaware corporation

By:
Name:	Joseph Jaeger
Title:	Chief Financial Officer